UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

DICE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40794	47-2286244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

279 E. Grand Avenue, Suite 300 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 566-1420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	DICE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 24, 2022, Stephen Zachary, Ph.D. notified the Board of Directors (the “Board”) of DICE Therapeutics, Inc. (the “Company”) of his intent to resign as a Class I director of the Board, and as a member of the Compensation Committee (the “Compensation Committee”) of the Board, effective as of March 31, 2022.

Appointment of New Directors

On March 24, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Lisa Bowers and Mittie Doyle, M.D. as Class I directors, with Ms. Bowers also appointed as a member of the Compensation Committee and Dr. Doyle also appointed as a member of the Nominating Committee and Research and Development Committee, each effective as of March 31, 2022 (the “Effective Date”).

In connection with Dr. Zachary’s resignation and Ms. Bowers’s and Dr. Doyle’s appointments, the Board also approved and ratified the following committee appointments:

Audit Committee	Sharon Tetlow (Chair) Shaan C. Gandhi, M.D., D. Phil. Jim Scopa

Compensation Committee	Jim Scopa (Chair) Lisa Bowers Jake Simson, Ph.D.

Nominating Committee	Shaan C. Gandhi, M.D., D. Phil. (Chair) Mittie Doyle, M.D. Sharon Tetlow

Research and Development Committee	Richard Scheller, Ph.D. (Chair) Jake Simson, Ph.D. Mittie Doyle, M.D.

In connection with each of their appointments to the Board, and in accordance with the Company’s current non-employee director compensation policy, Ms. Bowers and Dr. Doyle will each receive cash compensation for serving on the Board, and the Board granted each of Ms. Bowers and Dr. Doyle an option to purchase up to 42,500 shares of the Company’s common stock under the terms of the Company’s 2021 Equity Incentive Plan, which will vest in 36 equal installments on each monthly anniversary of the Effective Date, subject, however, to Ms. Bowers’s and Dr. Doyle’s service to the Company on each vesting date.

There are no arrangements or understandings between Ms. Bowers or Dr. Doyle and any other persons pursuant to which they were selected as a directors. There are also no family relationships between Ms. Bowers or Dr. Doyle and any director or executive officer of the Company, and neither Ms. Bowers nor Dr. Doyle has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into indemnification agreements with each of Ms. Bowers and Dr. Doyle in the form that it has entered into with its other directors and that is filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333- 259061).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE THERAPEUTICS, INC.

Date: March 28, 2022	By:	/s/ Scott Robertson
Scott Robertson
Chief Business and Financial Officer